Exhibit (j) under Form N-1A
                                              Exhibit 23 under Form 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement No. 33-41004 on Form N-1A of our report dated April 11, 2003 relating to the financial statements of Federated Limited Duration Government Fund, Inc. for the year ended February 28, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


                                                /s/ Deloitte & Touche LLP
                                                Deloitte & Touche LLP


Boston, Massachusetts
April 21, 2003